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Exhibit  23  (p)(3)

                      GARTMORE DISTRIBUTION SERVICES, INC.

                                 CODE OF ETHICS

     The Board of Directors (the "Board") of Gartmore Distribution Services, Inc. (the "Principal Underwriter" or "GDSI") has adopted this Code of Ethics, in accordance with Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended, (the "Act"). The Rule makes it unlawful for certain employees of GDSI, in connection with the purchase or sale by such persons of securities held or to be acquired by any Client (defined below):

     (1)     to  employ  any  device,  scheme  or  artifice to defraud a Client;

(2) to make to a Client any untrue statement of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(3) to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Client; or

(4)     to  engage  in  a  manipulative  practice  with  respect  to  a  Client.

While affirming its confidence in the integrity and good faith of all of its employees, officers and directors, GDSI recognizes that certain personnel have or may have knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by Clients. Furthermore, if such individuals engage in personal Covered Securities transactions, these individuals could be in a position where their personal interests may conflict with the interests of Clients. Accordingly, this Code is designed to prevent conduct that could create an actual or potential conflict of interest with any GDSI Client.

     A.     DEFINITIONS

     (1) "Access Person" means any director (excluding any director who is not also an officer of GDSI or its affiliates), officer, or Advisory Person of GDSI (defined immediately below). With regard to investment company Clients for whom GDSI acts only as principal underwriter, the term "Access Person" shall include any director or officer who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the investment company Client, or whose regular functions or duties relate to the making of any recommendation to an investment company Client regarding the purchase or sale of Covered Securities.

(2) "Advisory Person" means (a) any employee of GDSI (or of any company in a control relationship to GDSI) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to GDSI who obtains information concerning recommendations made to a Client with regard to the purchase or sale of Covered Securities by the Client.

(3) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is considered a "beneficial owner" as defined in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the Covered Security. A person is normally regarded as the beneficial owner of Covered Securities held in the name of his or her spouse or minor children living in his or her household.

(4) "Client" means (a) any investment company registered under the Act or any series of a registered investment company for whom GDSI acts as investment adviser, sub-adviser or principal underwriter or (b) any separately managed investment account, commingled/collective investment trust fund, hedge fund and other similar investment arrangement, which is advised by GDSI.
(5) "Control" shall have the same meaning as set forth in Section 2(a)(9) of the Act.

(6) "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of registered open-end investment companies and variable annuities investing in shares of registered open-end investment companies.

(7) "Investment Personnel" means (a) any Portfolio Manager who are employees of GDSI as well as any other person such as a securities analyst and/or trader who is an employee of GDSI (or of any company in a control relationship to GDSI) who, in connection with his or her regular functions or duties, makes or participates in the making of recommendations regarding a Client's purchase or sale of securities (including providing information and advice to Portfolio Managers or helping with the execution of a Portfolio Managers' decisions) or
(b) any natural person who controls GDSI and who obtains information concerning recommendations to a Client regarding the purchase or sale of securities by a Client.

(8) "Portfolio Managers" means those individuals who, in connection with his or her regular duties, are entrusted with the direct responsibility and authority to make investment decisions affecting any Client.

(9) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

(10) "Security held or to be acquired" by a Client means any Covered Security which, within the most recent 15 days, (a) is or has been held by a Client; (b) is being or has been considered for purchase by a Client; and (c) any option to purchase or sell, and any Covered Security which is convertible into or exchangeable for a Covered Security described in subparts (a) and (b) of this definition.

     B.     STATEMENT  OF  GENERAL  PRINCIPLES

     It is the duty of all directors, officers and employees to place the interests of GDSI's Clients, first at all times. Consistent with that duty, all Access Persons and Investment Personnel of GDSI must (1) conduct all personal Covered Securities transactions in a manner that is consistent with this Code of Ethics; (2) avoid any actual or potential conflict of personal interest with the interests of GDSI' Clients; and (3) adhere to the fundamental standard that they should not take inappropriate advantage of their positions of trust and responsibility.

THIS CODE OF ETHICS APPLIES TO TRANSACTIONS IN COVERED SECURITIES FOR PERSONAL ACCOUNTS OF ALL DIRECTORS, OFFICERS, EMPLOYEES AND ADVISORY PERSONS OF GDSI AND ANY OTHER ACCOUNTS IN WHICH THEY HAVE ANY BENEFICIAL OWNERSHIP. IT IMPOSES CERTAIN INVESTMENT RESTRICTIONS AND PROHIBITIONS AND REQUIRES THE REPORTS SET FORTH BELOW. IF DIRECTORS, OFFICERS OR EMPLOYEES OF GDSI BECOME(S) AWARE OF MATERIAL NON-PUBLIC INFORMATION OR IF A CLIENT IS ACTIVE IN A GIVEN COVERED SECURITY, SOME PERSONNEL MAY FIND THEMSELVES "FROZEN" IN A POSITION. GDSI WILL NOT BEAR ANY LOSSES IN PERSONAL ACCOUNTS RESULTING FROM THE IMPLEMENTATION OF ANY PORTION OF THE CODE OF ETHICS.

     C.     GENERAL  PROHIBITIONS

     (1) All directors, officers and employees of GDSI shall keep all information pertaining to Clients' portfolio transactions confidential. No person with access to Covered Securities holdings, recommendations or pending transactions should disclose this information to any person, unless such disclosure is made in connection with his or her regular functions or duties. Special care should be taken to avoid discussing confidential information in circumstances, which would disclose this information to anyone who would not have access to such information in the normal course of events.

(2) No Access Person shall utilize information concerning prospective or actual portfolio transactions in any manner, which might prove detrimental to the interests of a Client.

(3) No Access Person shall use his or her position for his or her personal benefit or attempt to cause a Client to purchase, sell or hold a particular Covered Security when that action may reasonably be expected to create a personal benefit for the Access Person.

(4) No Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of the Rule set forth above.

     D.     PERSONAL  TRADING  RESTRICTIONS

(1)     Short  Selling  and  Margin  Accounts

     Access persons are not permitted to enter into short sales or trade on margin. Additionally, this Section D(1) shall not apply to purchases or sales effected by an Adviser on behalf of a hedge fund ("Hedge Fund") managed by such Adviser.

(2)     Initial  Public  Offerings  ("IPOs")

     Except as described below, all Access Persons are prohibited from acquiring any Covered Securities in an IPO. Access Persons may, however, request and receive approval to participate in an IPO in certain limited circumstances. Examples of such circumstances include a conversion offering as described in the NASD's Freeriding and Withholding Interpretation or similar issuer directed share programs generally consistent with recent interpretive letters issued by the NASD. In approving any such request, the onus for substantiating and documenting compliance with this Code of Ethics rests on the individual seeking approval. Also, notwithstanding submission of substantiating documentation approval may be withheld if the reviewing compliance personnel believes that an actual or potential conflict of interest exists with respect to any Client.

     Purchases effect by the adviser on behalf of a Hedge Fund managed by such Adviser will be permissible only if subject to a carve out mechanism compliance with the NASD's Freeriding and Withholding Interpretation.

     (2)     Private  Placements

     Investment Personnel must obtain approval from the US CIO and either the US compliance officer for US placements and the UK compliance officer for UK placements before acquiring Covered Securities in a private placement. In determining whether to grant such prior approval, the appropriate officer shall determine (among other factors) whether the investment opportunity should be reserved for a Client(s), and whether the opportunity is being offered to the individual by virtue of his or her position with GDSI. Investment Personnel who have been authorized to acquire Covered Securities in a private placement, must disclose that investment when he or she is involved in any subsequent consideration of an investment by a Client in that issuer. In such circumstances, Investment Personnel with no personal interest in the particular issuer shall independently review the Client's decision to purchase that issuer's Covered Securities.


(4)     Covered  Securities  Subject  to  an  Embargo
(5)
     Access Persons are not permitted to deal in any Covered Security upon which any investment personnel has placed, for any reason, an embargo.


(6)     Client  with  Pending  Announcement  of  Results
(7)
     Access Persons should not deal in the Covered Securities of a Client in the two-month period prior to the announcement of interim figures or the preliminary announcement of annual figures. This rule does not extend to Clients where only the pension scheme is managed.

(6)     Pre-clearance

     Access Persons are required to pre-clear personal Covered Securities transactions (excluding those exempted under Section D(9)) with the designated compliance personnel. Requests for pre-clearance must be made in writing or via E-mail on the Pre-clearance Request Form provided by the compliance officer. Transactions should not be placed for execution until pre-clearance approval has been received. Pre-clearance approval is good only for the day received; therefore, orders should be placed as market or day limit orders. If for any reason the trade is not executed on the day on which pre-clearance approval is received, the Access Person must submit a new request and receive approval prior to placing any subsequent order.

(7)     30  Day  Holding  Period

Investment Personnel shall not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Securities within thirty (30) calendar days. Trades made in violation of this policy should be unwound, if possible. In the event such trades cannot be unwound, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate
Client account or the account of GDSI. For purposes of this section, calculation of profits will be based on a "last-in, first-out" (LIFO) basis.

(8)     Blackout  Period

     (a)     Same  Day

Access Persons are prohibited from executing any personal Covered Securities transaction on a day when a Client has a pending buy or sell order in that same Covered Security. This prohibition shall be lifted once the Client executes or withdraws its order for the Covered Security in question. However, directors of GDSI who are not officers of GDSI or any of its affiliates and who, on the day they execute a personal Covered Securities transaction, have no knowledge of what a Client is trading on that day, are not subject to the Same Day Blackout Period.

(b)     Seven  Day

     All Investment Personnel are prohibited from executing any personal Covered Securities transactions within seven (7) calendar days before or after the day any Client advised by such person trades in that Covered Security.

     (c) Trades made in violation of these blackout periods should be unwound, if possible. Otherwise, any profits realized on such trades shall be subject to disgorgement to the appropriate Client account or the account of GDSI.

(9)     Exempted  Transactions

     The prohibitions of Section (D)(6), (7) and (8) of this Code of Ethics shall not apply to:

     (a) purchases or sales effected in any account over which the Access Person or Investment Personnel has no direct or indirect influence or control;

(b) purchases or sales which are non-volitional on the part of the Access Person, Investment Personnel or a Client;
(c)     purchases  which are part of an automatic dividend reinvestment plan; or

(d) purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

(e) purchases or sales effected by an Adviser on behalf of a hedge fund ("Hedge Fund") managed by such Adviser.

     (f)     purchases  or  sales  of  the  securities  listed  on  Exhibit  D.

(10)     Gifts
(11)
     No Access Persons shall seek or accept anything of more than de minimis value, either directly or indirectly, from broker-dealers or other persons, which to the actual knowledge of the Access Persons, do business or might do business with a Client or GDSI. For purposes of this provision, the following gifts will not be considered to be in violation of this section: (a) an occasional meal; (b) an occasional ticket to a sporting event, the theater or comparable entertainment; and (c) other gifts of nominal cost.

(11)     Board  of  Directors

     Investment Personnel are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization by the appropriate compliance officer. Such authorization should be based upon a determination that the board service would be consistent with the interests of Clients advised by the employee. Where service on a board of directors is authorized, Investment Personnel serving as directors should be isolated from those making investment decisions regarding the company through "Chinese Wall" procedures.

     E.     REPORTING,  DISCLOSURE  AND  CERTIFICATION  REQUIREMENTS

     (1)     Initial  Holdings  Reports

All Access Persons shall disclose all personal Covered Securities holdings to the appropriate compliance officer. The Initial Report shall be made on the form attached as Exhibit A and shall contain the following information:

     (a)     the  title,  number  of shares and principal amount of each Covered
Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

(b) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

(c)     the  date  that  the  report  is  submitted  by  the  Access  Person.

     All Access Persons currently employed by GDSI shall submit an Initial Report to the appropriate compliance officer within ten days of the date of this Code of Ethics. All other Initial Reports shall be made no later than 10 days after the person becomes an Access Person.

     (2)     Quarterly  Reports

     (a) All Access Persons shall report to the appropriate compliance officer, the information described in Sub-paragraph (2)(b) of this Section with respect to transactions in any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Covered Security.

(b) Reports required to be made under this Paragraph (2) shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. All Access Persons shall be required to submit a report for all periods, including those periods in which no Covered Securities transactions were effected. A report shall be made on the form attached hereto as Exhibit B or on any other form containing the following information:

     (i) the date of the transaction, the title of the Covered Security, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;
(ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)     the  price  at  which  the  transaction  was  effected;

(iv) the name of the broker, dealer or bank with or through whom the transaction was effected; and

(v)     the  date  the  report  is  submitted.

     (c) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

(d) All Access Persons shall direct their brokers to supply duplicate copies of all monthly brokerage statements (excluding confirmations) for all Covered Securities accounts maintained by the Access Person to the appropriate compliance officer, on a timely basis. In addition, with respect to any account established by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person shall report the following information:

     (i) the name of the broker, dealer or bank with whom the Access Person established the account;

(ii)     the  date  the  account  was  established;  and

(iii)     the  date  the  report  is  submitted.

     (3)     Annual  Holdings  Reports

All Access Persons shall disclose all personal Covered Securities holdings on an annual basis on the Form attached as Exhibit C within 30 days after the end of the calendar year. All Annual Reports shall provide information on personal Covered Securities holdings that is current as of a date no more than 30 days before the Annual Report is submitted. Such Annual Reports shall contain the following information:

     (a)     the  title,  number  of shares and principal amount of each Covered
Security in which the Access Person had any direct or indirect beneficial ownership;

(b) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person; and

(c)     the  date  that  the  report  is  submitted  by  the  Access  Person.

     (4)     Certification  of  Compliance  with  Code  of  Ethics

All  Access  Persons  shall  certify  annually  that:

     (a) they have read and understand the Code of Ethics and recognize that they are subject to its provisions;

(b)     they  have  complied  with  the  requirements of the Code of Ethics; and

(c) they have reported all personal Covered Securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

     (5)     Personal  Brokerage  Accounts

No director, officer or employee shall open a personal brokerage account directly or indirectly without obtaining prior authorization from the appropriate compliance officer. In addition, all directors, officers and employees of GDSI shall provide compliance personnel with a listing of all brokerage accounts in which the directors, officers or employees have a direct or indirect interest upon commencing employment and on an annual basis thereafter. These reports may be made using Exhibits A or C, as applicable.

No director, officer or employee shall request or receive financial benefit or special dealing benefits which are not made available to the general public on the same terms and conditions.

(6)     Review  of  Reports  and  Notification

GDSI will appoint compliance personnel to review all brokerage account statements and Quarterly, Initial and Annual Reports to detect conflicts of interest and abusive practices. In addition, the appropriate compliance officer shall notify each Access Person that he or she is subject to the reporting requirements provided under this Code of Ethics and shall deliver a copy of this Code of Ethics to each person upon request.

     F.     REPORTING  OF  VIOLATIONS  TO  THE  BOARDS

     Any person, including the compliance officer, shall promptly report all violations and apparent violations of this Code of Ethics and the reporting requirements thereunder to the Board.

     G.     BOARD  APPROVAL

     (1) Upon its adoption, the compliance officer shall submit a copy of the Code of Ethics to the board of each investment company Client for which GDSI serves as investment adviser, sub-adviser or principal underwriter for approval no later than September 1, 2000. If adopted after September 1, 2000, the Code shall be submitted for approval no later than the first regularly scheduled
Board  Meeting  subsequent  to  the  date  of  adoption.

(2) GDSI is further required to obtain approval from each investment company Client for any material changes to this Code of Ethics within six (6) months of any such change.

     H.     ANNUAL  REPORTING  OF  GDSI  TO  INVESTMENT  COMPANY  CLIENTS

     GDSI shall prepare a written annual report relating to its Code of Ethics to the board of each investment company Client for which it acts as investment adviser, sub-adviser or principal underwriter. Such annual report shall:

(1) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

(2) identify any material violations requiring significant remedial action during the past year;

(3) identify any recommended changes in the existing restrictions or procedures based upon experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

(4) certify that GDSI has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

     I.     SANCTIONS

     Upon discovering a violation of this Code, the Boards may impose such sanctions as it deems appropriate, including, among other things, issuing a letter of censure or suspension or terminating the employment of the violator or referring the matter to the appropriate regulatory or governmental authority.

     J.     RETENTION  OF  RECORDS

     The Principal Underwriter must, at its principal place of business, maintain records in the manner and to the extent set out below and must make these records available to the U.S. Securities and Exchange Commission ("SEC") or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

     (1) A copy of this Code of Ethics, or any Code of Ethics which within the past five (5) years has been in effect, shall be preserved in an easily accessible place;

(2) A record of any violation of this Code of Ethics, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

(3) A copy of each report made by an Access Person pursuant to this Code of Ethics shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

(4) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code of Ethics shall be maintained in an easily accessible place;

(5) A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of Covered Securities in a private placement, as described in Section D(3) of this Code of Ethics, for at least five (5) years after the end of the fiscal year in which the approval is granted; and

(6)     A  copy of each annual report required under Section H for at least five
(5) years after the end of the fiscal year in which it is made, the first two in an accessible place.

Date: Adopted August 8, 2000, Amended Effective July 1, 2001, and November 29, 2001 and December 31, 2001.

                                                                       Exhibit A
                         GARTMORE DISTRIBUTION SERVICES

                                 CODE OF ETHICS

                               INITIAL REPORT (*)

To  the  Compliance  Officer  of  Gartmore  Distribution  Services:

1. I hereby acknowledge receipt of the Code of Ethics of Gartmore Distribution Services, Inc.

2. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person.

3. Except as noted below or on explanation attached, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve any Client, such as any economic relationship between my transactions and securities held or to be acquired by any such Client.

4. As of my start date I had a direct or indirect beneficial ownership in the following securities: (Attach additional sheets as necessary.)




TITLE       NUMBER    BROKER THROUGH      TYPE
OF            OF      WHICH POSITION  OF INTEREST
SECURITY  SHARES/PAR    ORIGINALLY      (DIRECT
            VALUE      ESTABLISHED    OR INDIRECT)



















Print  Name
          __________________________

3. I hereby represent that I maintain account(s) as of the date this report is submitted in which Covered Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below. (Attach additional sheets as necessary.)



BANK OR DEALER WITH WHOM                  ACCOUNT TITLE
ACCOUNT MAINTAINED        ACCOUNT NUMBER








Additional  information is  is not attached (please initial appropriate answer).

Signature:

Title:
     _______________________________

Date  Report  Submitted:

(*) The requested information should be provided for all covered securities. Covered securities are all securities except direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements) and shares of registered open-end investment companies and variable annuities investing in shares of registered open-end investment companies.

Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership. A person is normally regarded as the beneficial owner of Covered Securities held in the name of his or her spouse or minor children living in his or her household and other accounts over which an Access Person exercises investment discretion , such as a trust account, or has an economic interest in.

Please consult the Compliance Department if you have any questions as to the reporting requirements.

                                                                       Exhibit B

                         Gartmore Distribution Services

                   Quarterly Securities Transactions Report(*)

                For the Calendar Quarter Ended:  ________________

To  the  Compliance  Office  of  Gartmore  Distribution  Services:

     During the quarter referred to above, the following transactions were effected in Covered Securities of which I had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics adopted by Gartmore Distribution
Services  (attach  additional  sheets  as  necessary).

     Please initial box if No transactions in covered securities were effected during this reporting period.




TITLE     NUMBER      PRINCIPAL       TYPE OF INTEREST   BROKER/DEALER OR
OF          OF          AMOUNT           (DIRECT OR        BANK THROUGH
SECURITY  SHARES  OF SECURITIES SOLD      INDIRECT)       WHOM EFFECTED












     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the Covered Securities listed above.

I hereby represent that I previously reported all brokerage accounts in which Covered Securities were held during the quarter referenced above for my indirect or direct benefit. I further understand that in compliance with the Code I must have copies of my monthly brokerage statements sent to the compliance officer and that I must report any new accounts within 10 calendar days of the day on which the account is first established.

Print  Name: __________________________________


                         Gartmore Distribution Services

                   Quarterly Securities Transactions Report(*)

                 For the Calendar Quarter Ended:  ______________

     Except as noted in this report, I hereby certify that I have no knowledge of the existence of any personal conflicts of interest relationship which may involve any Client, such as the existence of any economic relationship between my transactions and Covered Securities held or to be acquired by any Client.

Signature:_________________________________
Title:    _________________________________

Date
Report
Submitted:_________________________________

(*) The requested information should be provided for all Covered Securities. Covered Securities are all securities EXCEPT direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements) and shares of registered open-end investment companies and variable annuities investing in shares of registered open-end investment companies.

Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership. A person is normally regarded as the beneficial owner of Covered Securities held in the name of his or her spouse or minor children living in his or her household and other accounts over which an Access Person exercises investment discretion, such as a trust account, or has an economic interest in.
Please consult the Compliance Department if you have any questions as to the reporting requirements.

                                                                       Exhibit C

                         GARTMORE DISTRIBUTION SERVICES

                                 CODE OF ETHICS

                                  ANNUAL REPORT
     To  the  Compliance  Officer  of  Gartmore  Distribution  Services:
     1. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

2. I hereby certify that, during the year ended December 31, 200__, I have complied with the requirements of the Code and I have reported all Covered Securities transactions required to be reported pursuant to the Code.

3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a Client, such as any economic relationship between my transactions and Covered Securities held or to be acquired by a Client.

4. As of December 31, 200__, I had a direct or indirect beneficial ownership in the following Covered Securities:



NAME OF BROKER,        DATE
BANK OR DEALER      ESTABLISHED
WITH WHOM
ACCOUNT MAINTAINED










Name:

     5. I hereby represent that I maintain the account(s) listed below in which Covered Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below.





Name of Broker,        Date
Bank or Dealer      Established
with Whom
Account Maintained












Name:
Title:
Date  Report  Submitted:

(*) The requested information should be provided for all covered securities. Covered securities are all securities except direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements) and shares of registered open-end investment companies and variable annuities investing in shares of registered open-end investment companies.

Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership. A person is normally regarded as the beneficial owner of Covered Securities held in the name of his or her spouse or minor children living in his or her household and other accounts over which an Access Person exercises investment discretion , such as a trust account, or has an economic interest in.

Please consult the Compliance Department if you have any questions as to the reporting requirements.

                                                                    Exhibit D(1)

     Access Persons will not be subject to the Pre-clearance requirements under Section D(6), the Holding requirements under Section D(7), or the Blackout Period under Section D(8) with respect to the following securities:

1. securities traded on a national exchange whose values are based upon the value or changes in value of broad based market indices(2);

2. options contracts traded on a national exchange on (a) securities described in item 1 or (b) broad based market indices(2); and

3. the following specifically enumerated securities traded on a national securities exchange:




NAME                                                         SYMBOL
S&P Bank Index                                               BIX
PHLX Bank Index                                              BKX
PHLX Box Maker Index                                         BMX
AMEX Biotech Index                                           BTK
S&P Chemicals Index                                          CEX
Morgan Stanley Consumer Index                                CMR
AMEX M/S Commodity Index                                     CRX
Morgan Stanley Consumer Index                                CYC
AMEX Disk Drive Index                                        DDX
DIAMONDS Trust Series I Trading Symbol                       DIA
CBOE Dow Jones Industrial Average Index 1/100                DJX
TheStreet.com Index                                          DOT
AMEX Pharmaceutical Index                                    DRG
CBOE Dow Jones Trans. Average Index                          DTX
CBOE Dow Jones Utility Average Index                         DUX
AMEX Deutsche Bank Energy Index                              DXE
CBOE Dow Jones Internet Commerce Index                       ECM
PCX MS Emerging Growth Index                                 EGI
AMEX Eurotop100 Index                                        EUR
PHLX Forest & Paper Products Index                           FPP
CBOE 5 Year TSY Option                                       FVX
CBOES GSTI Hardware Index                                    GHA
CBOE GSTI Internet Index                                     GIN
CBOE GSTI Multimedia Networking Index                        GIP
CBOE Gold Index                                              GOX
CBOE GSTI Semiconductor Index                                GSM
CBOE GSTI Software Index                                     GSO
CBOE GSTI Services Index                                     GSV
CBOE GSTI Composite Index                                    GTC
S&P Healthcare Index                                         HCX
AMEX Hong Kong FLT RTE Index                                 HKO
TheStreet.com E-Commerce Index                               ICX
AMEX Interactive WK Index                                    IIX
CBOE Internet Index                                          INX
CBOE Short Term Interest Rate Composite Index                IRX
S&P Insurance Index                                          IUX
AMEX Japan Index                                             JPN
CBOE Mexico Index                                            MEX
AMEX S&P MidCap 400 Index                                    MID
MidCap SPDR Trading Symbol                                   MDY
AMEX Morgan Stanley Hi-Tech 35 Index                         MSH
CBOE IPC Index                                               MXX
CBOE NASDAQ 100 Index                                        NDX
CBOE Morgan Stanley Multi-National Index                     NFT
NYSE Composite Index                                         NYA
S&P 100 Index                                                OEX
CBOE Oil Index                                               OIX
PHLX Oil Service Index                                       OSX
PHLX OTC Prime Index                                         OTX
Nasdaq-100 Index Tracking Stock Trading Symbol               QQQ
S&P Retail Index                                             RLX
CBOE Russell 2000 Index                                      RUT
S&P Barra Growth Index                                       SGX
SBOE S&P SmallCap 600 Index                                  SML
PHLX Semiconductor Index                                     SOX
CBOE S&P 500 Index                                           SPX
SPDR (Standard & Poor's Depository Receipts) Trading Symbol  SPY
S&P Barra Value Index                                        SVX
CBOE 10 Year TSY Option                                      TNX
S&P Transportation Index                                     TRX
CBOE Tech Index                                              TXX
CBOE 30 Year TSY Option                                      TYX
PHLX Utility Index                                           UTY
AMEX Airline Index                                           XAL
PHLX Gold Silver Index                                       XAU
AMEX SECS Broker/Dealer Index                                XBD
AMEX Computer Tech Index                                     XCI
TheStreet.com E-Finance Index                                XEF
AMEX Institutional Index                                     XII
Select Sector SPDR - Basic Industries Trading Symbol         XLB
Select Sector SPDR - Consumer Services Trading Symbol        XLV
Select Sector SPDR - Consumer Staples Trading Symbol         XLP
Select Sector SPDR - Cyclical/Transportation Trading Symbol  XLY
Select Sector SPDR - Energy Trading Symbol                   XLE
Select Sector SPDR - Financial Trading Symbol                XLF
Select Sector SPDR - Indsutrial Trading Symbol               XLI
Select Sector SPDR - Technology Trading Symbol               XLK
Select Sector SPDR - Utilities Trading Symbol                XLU
Amex Major Market Index                                      XMI
AMEX Natural Gas Index                                       XNG
PHLX National OTC Index                                      XOC
AMEX Oil Index                                               XOI
iShares Dow Jones U.S. Financial Sector Index Fund           IYF
iShares Dow Jones U.S. Internet Index Fund                   IYV
iShares Dow Jones U.S. Technology Sector Index Fund          IYW
iShares Dow Jones U.S. Telecommunications Sector Index Fund  IYZ
iShares Russell 1000 Index Fund                              IWB
iShares Russell 1000 Growth Index Fund                       IWF
iShares Russell 1000 Value Index Fund                        IWD
iShares Russell 2000 Index Fund                              IWM
iShares Russell 3000 Index Fund                              IWV
iShares S&P 500 Index Fund                                   IVV
iShares S&P 500/BARRA Growth Index Fund                      IVW
iShares S&P 500/BARRA Value Index Fund                       IVE
iShares S&P MidCap 400 Index Fund                            IJH
iShares S&P SmallCap 600 Index Fund                          IJR

(1)     Subject  to  change  at  the  discretion  of  GDSI.
(2) For the Purposes of this Code, a broad based market index is one that tracks 100 or more underlying securities.


     Non-volitional purchases or sales include those transactions, which do not involve a willing act or conscious decision on the part of the director, officer or employee. For example, shares received or disposed of by Access Persons or Investment Personnel in a merger, recapitalization or similar transaction are considered non-volitional.

================================================================================